Exhibit 99.1

Contact: Janet Kirkley, 704-532-3318
—For Immediate Release—

Speedway Motorsports Reports Results for the Three and Nine Months

Ended September 30, 2011 and Reaffirms Full Year 2011 Guidance

CONCORD, NC (November 2, 2011) – Speedway Motorsports, Inc. (SMI) (NYSE:TRK) today reported third quarter 2011 total revenues of $177.0 million and adjusted non-GAAP income from continuing operations of $23.9 million or $0.58 per diluted share. Nine month 2011 total revenues were $416.7 million and adjusted non-GAAP income from continuing operations was $47.6 million or $1.15 per diluted share. GAAP income from continuing operations was $23.9 million or $0.58 per diluted share for the third quarter 2011, and a loss from continuing operations of $5.4 million or $0.13 per diluted share, for the nine month 2011 period.

The adjusted non-GAAP results exclude a first quarter 2011 charge for early debt redemption and refinancing and a non-cash second quarter 2011 impairment charge as further discussed and reconciled with comparable GAAP amounts below.

Third quarter and year-to-date 2011 results were also impacted by, among other factors, the following:

•

Kentucky Speedway held one realigned NASCAR Sprint Cup Series racing event in the third quarter 2011 that was held at Atlanta Motor Speedway in the first quarter 2010, and held one NASCAR Nationwide Series racing event in the third quarter 2011 that was held in the second quarter 2010

•	New Hampshire Motor Speedway held one NASCAR Sprint Cup and one NASCAR Nationwide Series racing event in the third quarter 2011 that were held in the second quarter 2010

•	Race schedule changes for IndyCar, NASCAR Camping World Truck Series and other smaller racing events

•	Poor weather surrounding NASCAR racing events held at Atlanta Motor Speedway in the third quarter 2011, including rescheduling of its NASCAR Sprint Cup race from Sunday to Tuesday

•	Ongoing effects of challenging economic conditions, including high food and fuel prices, as well as high unemployment

•	Lower interest expense from first quarter 2011 debt refinancing transactions

•	Higher effective income tax rates for the nine month 2011 period

Third Quarter Comparison

•	Total revenues were $177.0 million in 2011 compared to $123.2 million in 2010

•	Income from continuing operations was $23.9 million or $0.58 per diluted share in 2011 compared to $7.0 million or $0.16 per diluted share in 2010

•	After tax losses from discontinued operations were $158,000 or $0.01 per diluted share in 2011 compared to $535,000 or $0.01 per diluted share in 2010

•	Net income was $23.7 million or $0.57 per diluted share in 2011 compared to $6.5 million or $0.15 per diluted share in 2010

•	Non-GAAP income from continuing operations was $23.9 million or $0.58 per diluted share in 2011 compared to $7.0 million or $0.16 per diluted share in 2010

Year-to-Date Comparison

•	Total revenues were $416.7 million in 2011 compared to $419.3 million in 2010

•	Goodwill impairment charge was $48.6 million or $1.17 per diluted share (with no tax benefit) in 2011

•	After tax loss on early debt redemption and refinancing was $4.5 million or $0.11 per diluted share in 2011

•	Loss from continuing operations was $5.4 million or $0.13 per diluted share in 2011 compared to income from continuing operations of $41.3 million or $0.98 per diluted share in 2010

•	After tax losses from discontinued operations were $611,000 or $0.02 per diluted share in 2011 compared to $2.8 million or $0.06 per diluted share in 2010

•	Net loss was $6.0 million or $0.15 per diluted share in 2011 compared to net income of $38.5 million or $0.92 per diluted share in 2010

•	Non-GAAP income from continuing operations was $47.6 million or $1.15 per diluted share in 2011 compared to $41.3 million or $0.98 per diluted share in 2010

The Company’s admissions and many event related and other revenue categories continue to be negatively impacted by declines in consumer and corporate spending due to weak economic conditions, including high fuel and food prices and unemployment. In 2011, similar to 2010, management has reduced many ticket prices and increased promotional spending to help foster fan support and mitigate any near-term demand weakness. Admissions revenue declines for the second and third quarters 2011, on a comparable year-over-year event basis, largely reflect lower average ticket prices, while for year-to-date reflect both lower average ticket prices and fewer fans attending our race events in the first quarter 2011. SMI plans to continue with various price reductions for the upcoming 2012 race season to help our fans in these tough economic times. Because many revenues, such as admissions and corporate marketing arrangements, are sold well in advance of scheduled events, management believes it will take relatively longer for SMI’s results to reflect sales growth when economic conditions improve.

Non-GAAP Financial Information and Reconciliation

Income from continuing operations and diluted earnings per share from continuing operations, as adjusted, set forth below are non-GAAP (other than generally accepted accounting principles) financial measures presented as supplemental disclosures to income or loss from continuing operations and diluted earnings or loss per share from continuing operations. The following schedule reconciles those non-GAAP financial measures to their most directly comparable information presented using GAAP, all net of taxes. Management believes such non-GAAP information is useful and meaningful to investors and helps in understanding, using and comparing the Company’s results of continuing operations separate from discontinued operations and certain 2011 charges. Management uses the non-GAAP information to assess the Company’s continuing operations for the periods presented, analyze performance trends and make decisions regarding future operations because it believes this separate information better reflects ongoing operating results. This non-GAAP financial information may not be comparable to similarly titled measures used by other entities and should not be considered as alternatives to net income or loss, diluted earnings or loss per share, or income or loss and diluted earnings or loss per share from continuing operations, determined in accordance with GAAP.

	Three Months Ended September 30:		Nine Months Ended September 30:
	2011	2010	2011	2010
	(in thousands, except per share amounts)
Consolidated net income (loss) using GAAP	$23,745	$6,459	$(6,046)	$38,457
Loss from discontinued operation	158	535	611	2,846

Consolidated income (loss) from continuing operations	23,903	6,994	(5,435)	41,303
Impairment of goodwill	—	—	48,609	—
Loss on early debt redemption and refinancing	—	—	4,471	—

Non-GAAP consolidated income from continuing operations	$23,903	$6,994	$47,645	$41,303

Consolidated diluted earnings (loss) per share using GAAP	$0.57	$0.15	$(0.15)	$0.92
Loss from discontinued operation	0.01	0.01	0.02	0.06

Consolidated diluted earnings (loss) per share from continuing operations	0.58	0.16	(0.13)	0.98
Impairment of goodwill	—	—	1.17	—
Loss on early debt redemption and refinancing	—	—	0.11	—

Non-GAAP diluted earnings per share from continuing operations	$0.58	$0.16	$1.15	$0.98

Significant 2011 Third Quarter Racing Events

•	Atlanta Motor Speedway – Labor Day weekend NASCAR AdvoCare 500 Sprint Cup, Great Clips 300 Nationwide and Good Sam Club 200 Camping World Truck Series racing events

•	Bristol Motor Speedway – NASCAR IRWIN Tools Night Race Sprint Cup, Food City 250 Nationwide and O’Reilly Auto Parts 200 Camping World Truck Series racing events

•	zMAX Dragway at Charlotte Motor Speedway – O’Reilly Auto Parts NHRA Nationals racing event

•	Infineon Raceway – FRAM/Autolite NHRA Nationals and Indy Grand Prix of Sonoma IndyCar Series racing events

•	Kentucky Speedway – NASCAR Quaker State 400 Sprint Cup, Feed the Children 300 Nationwide and UNOH 225 Camping World Truck Series racing events

•

New Hampshire Motor Speedway – NASCAR LENOX Industrial Tools 301 Sprint Cup, SYLVANIA 300 Sprint Cup, New England 200 Nationwide and F.W. Webb 175 Camping World Truck, and IndyCar MoveThatBlock.com INDY 225 Series racing events

2011 Earnings Guidance Reaffirmed

The Company reiterated that third quarter 2011 results are consistent with its previous full year 2011 earnings guidance of $0.90 to $1.20 per diluted share from continuing operations. This guidance excludes the charges related to debt refinancing and impairment described below. The wide range of earnings guidance reflects the continuing negative impact of uncertain economic conditions, as well as the timing and pace of economic recovery. High or increasing food and fuel prices or unemployment could significantly impact our future results.

The Company’s nine month 2011 results reflect a second quarter non-cash charge of $48.6 million, with no income tax benefit, for goodwill impairment related to New Hampshire Motor Speedway (NHMS). The Company’s annual impairment evaluation was negatively impacted by the severity and length of the recession extending beyond that previously forecast, reducing visibility on profitability recovery.

In the first quarter 2011, the Company amended and restated its Credit Facility, issued new Senior Notes due 2019 and redeemed Senior Subordinated Notes previously due 2013. The Company reflected a charge for early redemption premium, unamortized net deferred loan costs, and settlement payment and transaction costs associated with the former debt arrangements of approximately $4.5 million, net of income taxes of $2.9 million.

Stock Repurchase Program and Dividends

During the nine months ended September 30, 2011, the Company repurchased 194,000 shares of common stock for approximately $2.8 million under its previously announced stock repurchase program. As of September 30, 2011, the Company has repurchased 3,571,000 shares since adoption of the program in April 2005, and the total number of shares available for future repurchase under the program, as currently authorized, is 429,000.

During the nine months ended September 30, 2011, the Company declared and paid cash dividends of $0.10 per share of common stock each quarter for a combined aggregate of approximately $12.5 million. On October 19, 2011, the Company’s Board of Directors declared a quarterly cash dividend of $0.10 per share of common stock, aggregating approximately $4.2 million, payable on December 9, 2011 to shareholders of record as of November 18, 2011. The Board of Directors plans to continue to evaluate cash dividends on a quarterly basis in the future.

Comments

“Our third quarter results are largely up over last year from race date realignments conducted under tough economic conditions,” stated Marcus G. Smith, Chief Operating Officer and President of Speedway Motorsports. “Our adjusted nine month 2011 results reflect the merits of realigning a NASCAR Sprint Cup race to our Kentucky Speedway and the anticipated long-term benefits of reduced interest costs under our successful financing transactions earlier in 2011. Those improved 2011 results exceeded our expectations and reflect continuing indications that our business is stabilizing.

“We are extremely encouraged by NASCAR’s success with ongoing changes to improve on-track racing competition, as clearly demonstrated by the increases in 2011 to-date television ratings. All of our NASCAR Sprint Cup, and most of our NASCAR Nationwide, event sponsorships for 2012 are already sold, similar to this year. These positive factors all strongly position SMI for renewed long-term growth as economic conditions inevitably improve.”

O. Bruton Smith, Chairman and Chief Executive Officer of Speedway Motorsports stated, “Our improved 2011 adjusted earnings demonstrate the virtues of investing in first-class facilities and venues, confirming that Kentucky Speedway is in a premium market with tremendous long-term growth opportunity for SMI, broadcasters and advertisers. For 2012, Kentucky’s NASCAR Sprint Cup race weekend is scheduled one week earlier on June 30, 2012. We are making significant progress on improving and expanding on-site road systems, available parking, restrooms, and other infrastructure at our Kentucky Speedway. We are also working with the State of Kentucky to help improve surrounding roadways. SMI remains more committed than ever to providing our fans and our sport with the finest, most appealing and entertaining facilities possible.”

Speedway Motorsports is a leading marketer and promoter of motorsports entertainment in the United States. The Company, through its subsidiaries, owns and operates the following premier facilities: Atlanta Motor Speedway, Bristol Motor Speedway, Charlotte Motor Speedway, Infineon Raceway, Kentucky Speedway, Las Vegas Motor Speedway, New Hampshire Motor Speedway and Texas Motor Speedway. The Company provides souvenir merchandising services through its SMI Properties subsidiaries; manufactures and distributes smaller-scale, modified racing cars and parts through its US Legend Cars International subsidiary; and produces and broadcasts syndicated motorsports programming to radio stations nationwide through its Performance Racing Network subsidiary. The Company also equally owns Motorsports Authentics, a joint venture formed with International Speedway Corporation to design, market and sell licensed motorsports merchandise. For more information, visit the Company’s website at www.speedwaymotorsports.com.

This news release contains forward-looking statements, particularly statements with regard to our future operations and financial results. There are many factors that affect future events and trends of our business including, but not limited to, economic factors, weather, the success of NASCAR and others as sanctioning bodies, the success of our Motorsports Authentics merchandising joint venture, capital projects and expansion, financing needs, and a host of other factors both within and outside of management control. These factors and other factors, including those contained in our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, involve certain risks and uncertainties that could cause actual results or events to differ materially from management’s views and expectations. Inclusion of any information or statement in this news release does not necessarily imply that such information or statement is material. The Company does not undertake any obligation to release publicly revised or updated forward-looking information, and such information included in this news release is based on information currently available and may not be reliable after this date.

Note: Speedway Motorsports will host a conference call and webcast today at 10:00 AM (ET) open to the public. To participate in the conference call, you may dial 888-735-0476 (US / Canada / toll-free) or 706-758-1524 (international / local). The reference number is 21463942. A webcast of the call can be accessed at the Company’s website at www.speedwaymotorsports.com under “Event Calendar”. To listen to a playback of the call, you may dial 855-859-2056 or 404-537-3406 beginning at 12:00 PM (ET) November 2nd through 11:59 PM (ET) November 16th. The reference number is 21463942. Participating in the call will be Marcus G. Smith, Chief Operating Officer and President, and William R. Brooks, Vice Chairman, Chief Financial Officer and Treasurer.

Speedway Motorsports, Inc. and Subsidiaries

Selected Financial Data - Unaudited

For The Three and Nine Months Ended September 30, 2011 and 2010

(In thousands except per share amounts)

	($000,000)	($000,000)	($000,000)	($000,000)
	Three Months Ended		Nine Months Ended
INCOME STATEMENT DATA	9/30/2011	9/30/2010	9/30/2011	9/30/2010

Revenues:
Admissions	$51,667	$39,656	$107,525	$117,897
Event related revenue	50,285	36,442	128,814	125,404
NASCAR broadcasting revenue	68,733	41,493	159,560	154,021
Other operating revenue	6,269	5,639	20,809	22,005

Total Revenues	176,954	123,230	416,708	419,327

Expenses and Other:
Direct expense of events	40,018	30,850	84,518	84,289
NASCAR purse and sanction fees	44,448	28,178	100,425	101,427
Other direct operating expense	5,029	4,803	16,072	17,460
General and administrative	23,328	20,490	67,867	65,981
Depreciation and amortization	13,922	13,661	40,495	40,997
Interest expense, net	10,172	12,720	31,533	39,295
Impairment of goodwill	—	—	48,609	—
Loss on early debt redemption and refinancing	—	—	7,456	—
Other expense (income), net	131	204	99	(183)

Total Expenses and Other	137,048	110,906	397,074	349,266

Income from Continuing Operations Before Income Taxes	39,906	12,324	19,634	70,061
Income Tax Provision	(16,003)	(5,330)	(25,069)	(28,758)

Income (Loss) from Continuing Operations	23,903	6,994	(5,435)	41,303
Loss from Discontinued Operation, Net of Taxes	(158)	(535)	(611)	(2,846)

Net Income (Loss)	$23,745	$6,459	($6,046)	$38,457

Basic Earnings (Loss) Per Share:
Continuing Operations	$0.58	$0.16	($0.13)	$0.98
Discontinued Operation	(0.01)	(0.01)	(0.02)	(0.06)

Net Income (Loss)	$0.57	$0.15	($0.15)	$0.92

Weighted average shares outstanding	41,497	41,836	41,548	42,016

Diluted Earnings (Loss) Per Share:
Continuing Operations	$0.58	$0.16	($0.13)	$0.98
Discontinued Operation	(0.01)	(0.01)	(0.02)	(0.06)

Net Income (Loss)	$0.57	$0.15	($0.15)	$0.92

Weighted average shares outstanding	41,497	41,836	41,548	42,017

Major NASCAR-sanctioned Events Held During Period	9	5	19	19

Certain Race Schedule Changes:

•

Kentucky Speedway held one realigned NASCAR Sprint Cup Series racing event in the third quarter 2011 that was held at Atlanta Motor Speedway in the first quarter 2010, and held one NASCAR Nationwide Series racing event in the third quarter 2011 that was held in the second quarter 2010

•	New Hampshire Motor Speedway held one NASCAR Sprint Cup and one NASCAR Nationwide Series racing event in the third quarter 2011 that were held in the second quarter 2010

•	Atlanta Motor Speedway held one NASCAR Camping World Truck Series racing event in the third quarter 2011 that was held in the first quarter 2010

•	Kentucky Speedway held one IndyCar and one NASCAR Camping World Truck Series racing event in the third quarter 2010 that were held in the fourth quarter 2011

•	Las Vegas Motor Speedway held one NASCAR Camping World Truck Series racing event in the third quarter 2010 that was held in the fourth quarter 2011

•	New Hampshire Motor Speedway held a new IndyCar Series racing event in the third quarter 2011 that was not held in the same period last year

	($000,000)	($000,000)
BALANCE SHEET DATA	9/30/2011	12/31/2010

Cash, cash equivalents and short-term investments	$90,821	$93,175
Net assets of discontinued operation	—	2,150
Total current assets	157,354	163,255
Property and equipment, net	1,186,950	1,169,281
Goodwill and other intangible assets, net	533,677	582,298
Total assets	1,914,084	1,951,524

Deferred race event income, net	51,691	67,084
Total current liabilities	119,778	107,131
Credit facility revolving and term loan borrowings	158,750	20,000
Total long-term debt	586,606	628,697
Total liabilities	1,067,774	1,085,287
Total stockholders’ equity	846,310	866,237